EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Number 333-53680 dated January 12, 2001 on Form S-8 of Service Bancorp, Inc., of our report dated July 25, 2002 appearing in this Annual Report on Form 10-KSB of Service Bancorp, Inc. for the year ended June 30, 2002.

Boston, Massachusetts
September 13, 2002